Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Releases Second Quarter 2014 Financial Results

- Record Q2 2014 Revenues Reflect 51% Growth over Q2 2013 -

- Raised 2014 Revenue and EBITDA Guidance -

Goleta, California, August 12, 2014 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today reported financial results for the quarter ended June 30, 2014.

Second Quarter Highlights and Accomplishments

•	Total revenue of $30.4 million in the second quarter of 2014, up 50.8% over the same period in 2013, reflecting a record high top-line and continued strong growth in all segments

•	Sales revenue of $20.5 million in the second quarter of 2014, up 60.5% over the same period in 2013

•	Rental revenue of $9.9 million in the second quarter of 2014, up 34.1% over the same period in 2013

•	Adjusted EBITDA of $7.4 million in the second quarter of 2014, representing 68.4% growth over the same period in 2013 and a 24.4% return on revenue

•	Rental patient population increased 38.7% over 2013 to more than 25,100 at the end of the second quarter of 2014

•	Received FDA 510(k) clearance for the Inogen At Home™, which is expected to be the lightest 5 liter per minute continuous flow stationary oxygen concentrator on the market

“We are very encouraged with the level of productivity and traction we’ve seen throughout the first half of this year, with revenues reaching $54 million, a 50.5% increase over revenues for the first half of 2013. We saw solid results in both direct-to-consumer and business-to-business sales segments, with continued improvement in Adjusted EBITDA, which also reached a record for the quarter and demonstrated our substantial operating cost leverage,” commented President and Chief Executive Officer, Raymond Huggenberger. “We intend to continue to execute on our strategy to both raise awareness of our oxygen-therapy products and leverage the investments made in sales and marketing to drive demand. We also plan to increase our go-to-market resources to drive future growth and prepare for additional activities such as the commercial launch of our Inogen At Home™ product later this year.”

Second Quarter Financial Results

Total revenue for the three months ended June 30, 2014 rose 50.8% to $30.4 million, from $20.2 million in same period in 2013.

Sales revenue was $20.5 million in the second quarter of 2014, up from $12.8 million, a 60.5% increase from the 2013 period, due to the growth in our direct-to-consumer sales and our business-to-business sales worldwide. Total units sold increased to 9,200 for the second quarter of 2014, reflecting growth of 67.3% over the same quarter in 2013.

Rental revenue was $9.9 million in the second quarter of 2014, up from $7.4 million, a 34.1% increase from the 2013 period, primarily due to the 38.7% growth in the rental patient population, partially offset by rental reimbursement rate reductions associated with the Medicare Competitive Bidding program.

Gross margin for the second quarter was 49.7%, reflecting strong business-to-business and direct-to-consumer sales in the company’s total revenue mix. Sales gross margin for the second quarter was 47.8%, down from 49.3% for the 2013 period. The decline in sales margin primarily resulted from the decline in average selling prices across all segments as volume increased substantially and a direct-to-consumer price elasticity study that was conducted in the second quarter of 2014. This was partially offset by increased mix of direct-to-consumer sales versus business-to-business sales in the quarter. Direct-to-consumer sales carry a higher gross margin than business-to-business sales. Rental gross margin for the second quarter was 53.7%, a 100 basis point improvement from the first quarter of 2014.

Operating expense was $11.2 million in the second quarter of 2014 versus $8.7 million in the same period of 2013. Higher operating expenses were attributed to increased investments in commercialization activities to drive sales and new rentals and support our existing patient base, activities focused on the launch of the Inogen At HomeTM, as well as incremental costs associated with being a public company.

Adjusted EBITDA for the three months ended June 30, 2014 was $7.4 million, up 68.4% from the same period in the prior year and representing a 24.4% return on revenue, demonstrating substantial cost leverage across sales and marketing, research and development, and general and administrative expenses.

The company’s effective tax rate was 39.5% in second quarter 2014 versus an effective tax rate of 3.8% in second quarter of 2013. The company recorded a one-time tax benefit of $21.8 million in the fourth quarter of 2013 related to its net operating loss carryforward. The second quarter 2014 tax provision reflects the statutory rates and the company’s pre-tax income for book purposes, although the company will benefit from the utilization of the NOL carryforward on a cash basis for the foreseeable future.

Net income for the three months ended June 30, 2014 was $2.3 million, or $0.11 per diluted common share on a pro-forma non-GAAP basis, compared with $2.0 million, or $0.12 per diluted common share on a pro-forma non-GAAP basis, in the same period in 2013. Despite the higher effective tax rate, our net income increased 16.6% as a result of higher revenue achieved during the quarter and additional operating cost leverage.

The company ended the second quarter with $69.0 million in cash and cash equivalents, an increase from $59.6 million reported at the end of the first quarter of 2014. Debt outstanding increased $4.2 million in the second quarter of 2014.

Year-to-Date Results

Total revenue for the six months ended June 30, 2014 rose 50.5% to $54.0 million, from $35.9 million in the first-half of 2013. Sales revenue was $35.3 million, up from $21.6 million, a 63.2% increase from the first six months of 2013. Rental revenue was $18.7 million, up from $14.3 million, a 31.2% increase from the same period in 2013. Year-to-date net income was $3.2 million, reflecting a 5.9% return on revenues. Diluted earnings per share attributable to common stockholders was $0.11 for the first-half of 2014, or $0.16 per diluted common share on a pro-forma non-GAAP basis.

Outlook for 2014

We expect similar sales seasonality as we have seen historically, where patient demand is the highest in the second quarter. Inogen management projects total revenue for 2014 to be in the range of $102.0 to $106.0 million, an increase of 35.2% to 40.5% over 2013 revenue. This compares to the previous revenue expectation of $92.0 to $96.0 million which was provided on May 13, 2014.

Adjusted EBITDA is projected to be in the range of $19.0 to $20.5 million which is updated from the previous range of $18.0 to $19.5 million. We expect to invest in additional sales and marketing resources in the second half of 2014 associated both with the launch of the Inogen At Home™ product and also to continue to scale our sales infrastructure to drive future revenues.

Net income is projected to be in the range of $4.5 to $5.5 million, which is updated from the previous guidance of $4.0 to $5.0 million.

Conference Call

Individuals interested in listening to the conference call today, August 12, 2014, at 1:30 pm pacific time / 4:30 eastern time may do so by dialing (855) 427-4393 for domestic callers or (484) 756-4258 for international callers. To listen to a live webcast, please visit the investor relations section of Inogen’s website at: www.inogen.com.

A replay of the call will be available beginning August 12, 2014 at 4:30 pm PT/7:30 pm ET through midnight on August 14, 2014. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 74207094. The webcast will also be available on Inogen’s website for one year following the completion of the call.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding Inogen’s current estimates of 2014 revenue, total revenue growth, adjusted EBITDA, and net income, projections regarding Inogen’s effective tax rate and future investments in sales and marketing resources, and Inogen’s expectation that the Inogen At Home will be the lightest stationary oxygen concentrator in its class. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the impact of reduced reimbursement rates in connection with the implementation of the competitive bidding process under Medicare; the possible loss of key employees, customers, or suppliers; and intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products. In addition, Inogen’s business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business and operating results are contained in Inogen’s Annual Report on Form 10-K for the year ended December 31, 2013 and in Inogen’s subsequent reports on Form 10-Q and Form 8-K. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the second quarter of 2014 and 2013. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying table of this release. For future periods, Inogen is unable to provide a reconciliation of Adjusted EBITDA to net income/(loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provisions for income taxes, and certain other infrequently occurring items, such as acquisition related costs, that may be incurred in the future.

Investor Relations Contact:

ir@inogen.net

805-562-0500 ext 7

Media Contact:

Byron Myers

805-562-0503

— Financial Tables Follow —

Balance Sheet

(unaudited)

(amounts in thousands)

	June 30,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$69,046	$13,521
Accounts receivable	15,645	10,231
Inventories	6,101	4,248
Deferred cost of rental revenue	431	289
Income tax receivable	—	87
Deferred tax asset-current	5,345	3,923
Prepaid expenses and other current assets	1,126	531

Total current assets	97,694	32,830
Property and equipment, net	30,650	29,722
Intangible assets, net	315	215
Deferred tax asset - noncurrent	16,727	17,865
Other assets	80	1,765

Total assets	$145,466	$82,397

Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$12,355	$9,219
Accrued payroll	2,841	2,898
Current portion of long-term debt	7,080	5,258
Warranty reserve	605	420
Deferred revenue	1,984	1,487
Income tax payable	1,435	—

Total current liabilities	26,300	19,282
Warranty reserve-noncurrent	473	389
Preferred stock warrant liability	—	260
Deferred revenue-noncurrent	1,546	776
Long-term debt, net of current portion	6,333	5,391

Total liabilities	34,652	26,098

Redeemable convertible preferred stock	—	118,671

Stockholders’ equity (deficit)
Preferred stock	—	247
Common stock	18	1
Additional paid-in-capital	171,141	—

Accumulated deficit	(60,345)	(62,620)

Total stockholders’ equity (deficit)	110,814	(62,372)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$145,466	$82,397

Statements of Operations

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue
Sales revenue	$20,464	$12,751	$35,321	$21,646
Rental revenue	9,929	7,406	18,705	14,258

Total revenue	30,393	20,157	54,026	35,904
Cost of revenue
Cost of sales revenue	10,682	6,464	18,223	11,655
Cost of rental revenue, including depreciation of $2,503 and $1,624, for three months ended and $4,760 and $2,966 for the six months ended, respectively	4,597	2,636	8,751	5,075

Total cost of revenue	15,279	9,100	26,974	16,730

Gross profit	15,114	11,057	27,052	19,174

Operating expenses
Research and development	879	640	1,514	1,143
Sales and marketing	6,364	4,595	12,069	8,742
General and administrative	3,908	3,430	7,957	6,264

Total operating expenses	11,151	8,665	21,540	16,149

Income from operations	3,963	2,392	5,512	3,025

Other income (expense)

Interest expense	(203)	(95)	(336)	(199)
Interest income	12	3	18	6
Change in fair value of preferred stock warrant liability	—	(263)	36	(243)
Other income	4	—	11	209

Total other expense, net	(187)	(355)	(271)	(227)

Income before provision for income taxes	3,776	2,037	5,241	2,798
Provision for income taxes	1,490	77	2,067	108

Net income	$2,286	$1,960	$3,174	$2,690

Less deemed dividend on redeemable convertible preferred stock	—	(1,785)	(987)	(3,508)

Net income (loss) before preferred rights dividend	$2,286	$175	$2,187	$(818)

Less preferred rights dividend on redeemable convertible preferred stock	—	(175)	—	—

Net income (loss) after preferred rights dividend	$2,286	$—	$2,187	$(818)

Basic net income (loss) per share attributable to common stockholders	$0.13	$—	$0.13	$(2.98)

Diluted net income (loss) per share attributable to common stockholders	$0.11	$—	$0.11	$(2.98)

Weighted-average number of shares used in calculating income (loss) per share attributable to common stockholders:
Basic common shares	18,201,661	274,487	13,843,803	274,396
Diluted common shares	20,146,915	274,487	15,826,754	274,396

Supplemental Financial Information

(unaudited)

(in thousands, except units and patients)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue by region and category
Business-to-business domestic sales	$5,493	$2,909	$8,938	$4,926
Business-to-business international sales	6,156	5,106	10,602	8,330
Direct-to-consumer domestic sales	8,815	4,736	15,781	8,390
Direct-to-consumer domestic rentals	9,929	7,406	18,705	14,258

Total revenue	$30,393	$20,157	$54,026	$35,904

Additional non-GAAP financial measures
Units sold	9,200	5,500	15,500	9,100
Net rental patients as of quarter-end	25,100	18,100	25,100	18,100

Reconciliation of U.S. GAAP to Pro-Forma and Non-GAAP Financial Information

(unaudited)

(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
EBITDA	2014	2013	2014	2013
Net income	$2,286	$1,960	$3,174	$2,690
Non-GAAP adjustments:
Interest expense	203	95	336	199
Interest income	(12)	(3)	(18)	(6)
Provision for income taxes	1,490	77	2,067	108
Depreciation and amortization	2,928	1,992	5,586	3,653

EBITDA	6,895	4,121	11,145	6,644
Change in fair value of preferred stock warrant liability	—	263	(36)	243
Stock-based compensation	535	27	666	51

Adjusted EBITDA	$7,430	$4,411	$11,775	$6,938

	Three months ended June 30,		Six months ended June 30,
Pro-forma non-GAAP results of EPS calculation	2014	2013	2014	2013
Net income (loss) attributable to common stockholders - GAAP	$2,286	$—	$2,187	$(818)
Add deemed dividend on redeemable convertible preferred stock	—	1,785	987	3,508
Add preferred rights dividend on redeemable convertible preferred stock	—	175	—	—

Pro-forma net income attributable to common stockholders	$2,286	$1,960	$3,174	$2,690

Pro-forma net income per share - basic common stock	$0.13	$0.13	$0.18	$0.19
Pro-forma net income per share - diluted common stock	$0.11	$0.12	$0.16	$0.17

Denominator:
Pro-forma weighted-average common shares - basic common stock	18,201,661	14,552,332	17,308,133	14,530,870
Pro-forma weighted-average common shares - diluted common stock	20,146,915	16,162,307	19,291,084	15,654,526